Exhibit 99.1

Imago BioSciences Reports Second Quarter 2021 Financial Results and Provides Recent Business Updates

SOUTH SAN FRANCISCO, Calif. – August 19, 2021 – Imago BioSciences, Inc. (“Imago”) (Nasdaq: IMGO), a clinical stage biopharmaceutical company discovering new medicines for the treatment of myeloproliferative neoplasms (MPNs), today reported financial results for the second quarter ended June 30, 2021 and highlighted recent corporate updates.

“2021 to date has been a transformative year for Imago BioSciences. We have made progress in advancing the clinical development of our lead product candidate bomedemstat for the treatment of blood cancers where the unmet medical need persists. Our growth was anchored by a number of key accomplishments, including our first report on the clinical activity of bomedemstat in essential thrombocythemia at the European Hematology Association (EHA) meeting in June, as well as an update from our Phase 2 24-week myelofibrosis trial which is now fully enrolled, expanding our team, and finally, the successful completion of our IPO in July,” said Dr. Hugh Y. Rienhoff, Jr., M.D, chief executive officer of Imago BioSciences. “With this momentum, we look forward to continuing enrollment in our Phase 2 trial of bomedemstat in essential thrombocythemia, COVID permitting, and providing updates on both of these ongoing company-sponsored, clinical trials before year-end.”

Recent Corporate Developments and Pipeline Updates

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Expanded Executive Management Team: In May 2021, Imago appointed Wan-Jen Hong, M.D., as chief medical officer. Dr. Hong joins Imago after 7 years at Genentech where she served as Group Medical Director in their late-stage clinical development group focused on hematologic oncology.

•	Completed Enrollment of Phase 2 Myelofibrosis Trial: In May 2021, Imago completed enrollment of 89 patients with advanced myelofibrosis in its Phase 2, 24 week clinical trial of bomedemstat.

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Presented Data from Two Phase 2 Studies of Bomedemstat at 2021 European Hematology Association (EHA) Virtual Congress: In June 2021, Imago provided updates at the 2021 EHA Virtual Congress on two Phase 2 clinical trials of bomedemstat, one in patients with essential thrombocythemia (ET) and the second in patients with advanced myelofibrosis (MF). The interim results demonstrate continued encouraging clinical activity and tolerability in these patient groups.

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Received Orphan Designation for Bomedemstat in ET from EMA: In June 2021, Imago received orphan designation for bomedemstat for the treatment of essential thrombocythemia (ET) from the European Medicines Agency (EMA). Orphan designation by the EMA is designed to encourage the development of new treatments for life-threatening or chronically debilitating conditions affecting no more than 5 in 10,000 people in the European Union.

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Successful Completion of Initial Public Offering (IPO): In July 2021, Imago completed an initial public offering and concurrent private placement with Pfizer resulting in gross proceeds of $174.6 million.

Second Quarter 2021 Financial Results

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Cash and Cash Equivalents: As of June 30, 2021, Imago had cash, cash equivalents, restricted cash and short-term investments of $81.1 million. Cash as of June 30, 2021 excludes the net proceeds of approximately $163.7 million from the IPO and private placement, after deducting underwriting discounts and commissions of $10.8 million.

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Research & Development (R&D) Expenses: R&D expenses for the quarter ended June 30, 2021 were $7.1 million (including stock-based compensation expense of $0.1 million) as compared to $3.4 million for the same period in 2020. The overall increase in R&D expenses was primarily related to the Phase 2 clinical trial for ET, continued development of commercial material and material to support the ongoing and new clinical trials, and salaries and non-cash stock-based compensation expense for R&D employees as we ramped up our operations.

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General and Administrative (G&A) Expenses: G&A expenses for the quarter ended June 30, 2021 were $1.7 million (including stock-based compensation expense of $0.3 million) as compared to $0.6 million for the same period in 2020. The overall increase in G&A expenses was primarily driven by increasing costs in connection with our preparation to become a public company.

•	Net Loss: Net loss for the quarter ended June 30, 2021 was $8.8 million compared to $3.7 million for the same period in 2020.

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About Imago BioSciences

Imago BioSciences is a clinical-stage biopharmaceutical company discovering and developing novel small molecule product candidates that target lysine-specific demethylase 1 (LSD1), an enzyme that plays a central role in the production of blood cells in the bone marrow. Imago is focused on improving the quality and length of life for patients with cancer and bone marrow diseases. Bomedemstat, an orally available, small molecule inhibitor of LSD1, is the lead product candidate discovered by Imago for the treatment of certain myeloproliferative neoplasms (MPNs), a family of related, chronic cancers of the bone marrow. Imago is evaluating Bomedemstat as a potentially disease-modifying therapy in two Phase 2 clinical trials for the treatment of essential thrombocythemia (NCT04254978) and myelofibrosis (NCT03136185). Bomedemstat has U.S. FDA Orphan Drug and Fast Track Designation for the treatment of ET and MF, European Medicines Agency (EMA) Orphan Designation for the treatment of ET and MF, and PRIority MEdicines (PRIME) Designation by the EMA for the treatment of MF. The company is based in South San Francisco, California. To learn more, visit www.imagobio.com, www.myelofibrosisclinicalstudy.com, www.etclinicalstudy.com and follow us on Twitter @ImagoBioRx, Facebook and LinkedIn.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

These statements may relate to, but are not limited to, the results, conduct, progress and timing of Imago clinical trials, the regulatory approval path for bomedemstat, plans for future operations, and the impact of the ongoing COVID-19 pandemic and the development of new variants of COVID-19, such as the delta variant, on enrollment of our clinical trials, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. You should not put undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Except as required by law, Imago does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:

Media Contact:

Will Zasadny

Canale Communications

will.zasadny@canalecomm.com

Company Contact:

Matthew Plunkett, PhD

Chief Financial Officer, Imago Biosciences

matthew.plunkett@imagobio.com

IMAGO BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	JUNE 30, 2021	DECEMBER 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$6,593	$19,266
Short-term investments	74,516	57,375
Prepaid expenses and other current assets	1,526	1,181

Total current assets	82,635	77,822
Property and equipment, net	4	8
Long-term investments	—	19,689
Other long-term assets	2,549	1,414

Total assets	$85,188	$98,933

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,964	$1,379
Accrued and other current liabilities	4,431	3,726

Total current liabilities	6,395	5,105

Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 180,059,639 shares authorized, 21,435,632 issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation preference of $165,500 as of June 30, 2021 and December 31, 2020	162,612	162,612
Stockholders’ deficit:
Common stock, $0.0001 par value; 228,300,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 1,087,059 and 1,030,023 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,421	1,561
Accumulated other comprehensive income (loss)	17	(3)
Accumulated deficit	(86,257)	(70,342)

Total stockholders’ deficit	(83,819)	(68,784)

Total liabilities, convertible preferred stock and stockholders’ deficit	$85,188	$98,933

IMAGO BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$7,099	$3,354	$11,871	$7,046
General and administrative	1,743	649	4,119	1,150

Total operating expenses	8,842	4,003	15,990	8,196

Loss from operations	(8,842)	(4,003)	(15,990)	(8,196)
Other income (expense), net:
Interest income	82	—	169	6
Change in fair value of convertible preferred stock tranche liability	—	271	—	214
Other income (expense), net	(46)	2	(94)	1

Total other income (expense), net	36	273	75	221

Net loss	$(8,806)	$(3,730)	$(15,915)	$(7,975)

Net loss per share, basic and diluted	$(8.13)	$(3.66)	$(15.06)	$(7.83)

Weighted-average shares used in computing net loss per share, basic and diluted	1,082,932	1,018,119	1,056,624	1,018,119